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                                  EXHIBIT 99.2

                       Press Release dated March 27, 2002

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[LOGO]                                                                   [LOGO]

PRESS RELEASE

FOR IMMEDIATE RELEASE

              Neoware and NCD Complete Partnership and Acquisition


         KING OF PRUSSIA, Pa./MOUNTAIN VIEW, Ca., March 27, 2002 -- Neoware Systems (NASDAQ: NWRE) and Network Computing Devices (OTCBB: NCDI) today announced that the two companies have completed Neoware's previously announced acquisition of NCD's ThinSTAR thin client appliance product line and the two companies have entered into an alliance to grow the worldwide thin client appliance market.

         Effective immediately, the ThinSTAR product line is available through the existing ThinSTAR authorized channel from Neoware in the Americas, Asia Pacific, and the rest of the world, and from NCD in Europe, the Middle East, and Africa under an OEM agreement with Neoware.

         The two companies have entered into a non-competition agreement and agreements under which Neoware will resell NCD's ThinPATH software and can incorporate these technologies into future Neoware software products.

         Total consideration for the acquisition amounted to $4.25 million of which $550,000 is payable subject to the fulfillment of certain conditions.

         About NCD
         Founded in 1988, Network Computing Devices, Inc., supplies information access and management products that extend server-based computing to give customers a competitive edge and a better bottom line. Over one million NCD thin clients are installed with over 3 billion hours of operation. The company can be reached on the Internet at: www.ncd.com.

         About Neoware
         Neoware provides software, services, and solutions to enable Appliance Computing, a new Internet-based computing architecture targeted at business customers that are designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices. Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives. More information about Neoware can be found on the Web at www.neoware.com or via email at info@neoware.com Neoware is based in King of Prussia, PA.

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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the consummation of the acquisition of the NCD thin client product line, the partnership of Neoware and NCD, continued development, support and enhancement of the ThinSTAR products, the ability of ThinSTAR customers to continue to receive upgrades, the seamless transition for ThinSTAR customers, increased market share, increased distribution channels, broader product offerings, improved products and services, the addition of knowledgeable employees, the benefits of Neoware's software-powered business model, NCD's continued service and support of the ThinSTAR product line, Neoware's development of key relationships and continued investment in sales and marketing. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include Neoware's ability to successfully integrate the NCD thin client business, Neoware's timely development and customers' acceptance of Neoware's appliance computing products, including the former NCD thin client products, pricing pressures, rapid technological changes in the industry, growth of the appliance computing market, increased competition, Neoware's ability to attract and retain qualified personnel, including the former NCD employees, Neoware's ability to identify and consummate future acquisitions, adverse changes in general economic conditions in the U.S. and internationally, and risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2001.

Neoware is a registered trademark of Neoware Systems Inc. NCD is a trademark of Network Computing Devices, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

For more information concerning Neoware's acquisition of NCD's thin client business, consult Neoware's FAQ concerning this news at www.neoware.com.

Contact:

For Neoware:
Vince Dolan, CFO
(610) 277-8300
vince.dolan@neoware.com